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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 23, 2003


                              TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                 0-22055                   11-322367
(State or other Jurisdiction of     (Commission             (IRS Employer No.)
 Identification Incorporation)      File Number)

                              1091 Boston Post Road
                               Rye, New York 10580
                    (Address of Principal Executive Offices)

                                  914-921-4004
              (Registrant's Telephone Number, including Area Code)


                    INFORMATION TO BE INCLUDED IN THE REPORT

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ITEM 4.   Change in Registrant's Certifying Accountant.


          Effective as of July 11, 2003, Deloitte & Touche (the "Former Accountant"), resigned as independent certified public accountant and independent auditor for TTR Technologies, Inc. (the "Company"). Effective July 11, 2003, the Company engaged Marcum & Kliegman, LLP (the "New Accountant"), as its independent auditor and independent certified public accountant. The Company's decision to change accountants was approved by its Audit Committee on June 11, 2003.

          The reports of the Former Accountant concerning the financial statements of the Company for the two most recent fiscal years and all subsequent interim periods, did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. During the Company's two most recent financial years and all subsequent interim periods, there were no disagreements with the Former Accountant, on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its report on these financial statement for those periods.

          The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)      Exhibits

          16.1 Letter dated July 22, 2003 from Brightman Almagor & Co. a member of Deloitte Touche Tohmatsu regarding the disclosure in this Current Report on Form 8-K (see below).


                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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Date:     July 23, 2003                     TTR TECHNOLOGIES, INC.




                                                  By:  /s/Daniel C. Stein


                                                       Daniel C. Stein

                                                       Chief Executive Officer





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